UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2023

Semper Paratus Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 807-8832

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	LGSTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	LGST	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	LGSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 20, 2023, Semper Paratus Acquisition Corporation (the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders to be held on February 3, 2023 (the “EGM”) to consider and vote on, among other proposals, the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”).

Amendment and Supplement to the Definitive Proxy Statement

On January 20, 2023, the Company filed the Definitive Proxy Statement to consider and vote on, among other proposals, the Extension.

The Company has determined to amend and supplement the Definitive Proxy Statement as described herein (the “Proxy Supplement”) solely to correct typographical errors regarding the amount held int the Trust Account (as defined in the Proxy Statement).

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its shareholders, as described in this amendment and supplement to the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2023, in connection with the extraordinary general meeting of the Company’s shareholders to be held on February 3, 2023. These disclosures should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement and all page references are to pages in the Definitive Proxy Statement. The Company makes the following amended and supplemental disclosures:

Certain disclosure on page 3 of the Definitive Proxy Statement under Questions and Answers About These Proxy Materials is hereby amended and restated to read as follows:

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election. We cannot predict the amount that will remain in the Trust Account following the completion of the Extension, and the amount remaining in the Trust Account may be only a small fraction of the approximately ~~$256~~ 356.86 million that was in the Trust Account as of ~~the Record Date~~ December 31, 2022. In such event, we may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

Certain disclosure on page 6 of the Definitive Proxy Statement under Questions and Answers About These Proxy Materials is hereby amended and restated to read as follows:

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account following the Election, which will also increase the percentage interest in the Ordinary Shares held by the Company’s initial shareholders, directors and officers, and their respective affiliates. We cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved and the amount remaining in the Trust Account may be only a small fraction of the approximately ~~$256~~ 356.86 million that was in the Trust Account as of ~~the Record Date~~ December 31, 2022. In such event, we may need to obtain additional funds to complete an initial business combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

Certain disclosure on page 11 of the Definitive Proxy Statement under Risk Factors is hereby amended and restated to read as follows:

We do not believe that our principal activities will subject us to regulation under the Investment Company Act. However, if we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete the Business Combination. In such circumstances, we would expect to abandon our efforts to complete the Business Combination and liquidate the Trust Account. If we are unable to complete our initial business combination within the required time period and are required to liquidate the Trust Account, our public stockholders may receive only approximately ~~$10.20 per share (based on the amount in the Trust Account as of September 30, 2022)~~ $10.34 per share (based on the amount in the Trust Account as of December 31, 2022), or less in certain circumstances, on the liquidation of our Trust Account, and our warrants will expire worthless. If we are required to liquidate, you may lose all or part of your investment in the Company and our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our shares and warrants following such a transaction, and our warrants would expire and become worthless.

Certain disclosure on page 12 of the Definitive Proxy Statement under Risk Factors is hereby amended and restated to read as follows:

Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may ~~only receive $10.20 per share~~ receive only approximately $10.34 per share (based on the amount in the Trust Account as of December 31, 2022), and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information

The Company has filed with the SEC a Definitive Proxy Statement in connection with the extraordinary general meeting of the shareholders (the “EGM”) to consider and vote upon the Extension and, on January 24, 2023, mailed the Definitive Proxy Statement and other relevant documents to its shareholders as of the January 12, 2023 record date for the EGM. The Company’s shareholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the EGM because these documents will contain important information about the Company, the Extension and related matters. Shareholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Advantage Proxy, at 206-870-8565 (call collect), 877-870-8565 (call toll-free).

Forward-Looking Statements

The information included herein may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this document are forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Definitive Proxy Statement and the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPER PARATUS ACQUISITION CORPORATION

	By:	/s/ B. Ben Baldanza
		Name:	B. Ben Baldanza
		Title:	Chief Executive Officer

Dated: January 26, 2023